SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

FIRST CLASS PRESORT U.S. POSTAGE PAID COMPUTERSHARE
c/o Proxy Tabulator PO Box 18011 Hauppauge, NY 11788-8811	Return Service Requested

Vote today! Piedmont Proxy Deadline is Fast Approaching.

Piedmont Office Realty Trust, Inc.

Important Proxy News

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Stockholder:

Recently, we distributed proxy materials regarding the Special Meeting of Stockholders scheduled for January 20, 2010 at 11:00 a.m. Eastern time. To date, our records indicate that we have not received your voting instructions.

After careful consideration, your Board recommends that shareholders vote “FOR” the proposals presented in the proxy materials. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposal, or require duplicate proxy materials, please contact an Investor Services Specialist at 1-800-557-4830. Representatives are available Monday through Thursday from 8:15 a.m. until 6:30 p.m. and Friday from 8:15 a.m. until 5:30 p.m. (ET).

For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Enter the control number located on your proxy card(s) and follow the simple online instructions.

2. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed proxy card in the envelope provided. However, we encourage you to use Internet voting or phone voting to register your voting instructions, as it saves Piedmont significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately.

If you have already submitted voting instructions by utilizing one of these methods, then you do not need to take any action.

WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

THANK YOU!